Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2009, with respect to the consolidated financial statements included in the Annual Report of Alpha Innotech Corp. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Alpha Inntoech Corp. on Form S-8 (File Nos.: 333-138098 and 333-133055).

/s/Rowbotham and Company LLP

San Francisco, California
March 24, 2009